Exhibit 99.1

NEWS RELEASE

CONTACT:
Gary S. Maier
(310) 972-5124

MOTORCAR PARTS OF AMERICA REPORTS STRONG FISCAL 2022
SECOND QUARTER

•	Record net sales for the quarter and six-month period

•	Net sales for the quarter up 13.5 percent; 29.8 percent for six months; and 25.1 percent from the pre-COVID-19 six months

•
Net income for first half $4.5 million versus $12.2 million in the prior year, predominantly impacted by non-cash and non-economic foreign exchange items; and $38,000 for the pre-COVID-19 six-month period

•	Net income before impacting items for first half $21.8 million versus $15.1 million in the prior year (Exhibits attached); and $14.5 million for the pre-COVID-19 six-month period

LOS ANGELES, CA – November 9, 2021 – Motorcar Parts of America, Inc. (Nasdaq: MPAA) today reported results for its fiscal 2022 second quarter ended September 30, 2021 – reflecting record sales for a quarter and six-month period.

Net sales for the fiscal 2022 second quarter increased 13.5 percent to $175.5 million from $154.7 million a year ago, and 16.7 percent from the pre-COVID-19 fiscal second quarter two years ago.  Net sales for the three months ended September 30, 2021 included $13.7 million in core revenue compared with $12.8 million in the prior-year second quarter period, due to a realignment of inventory at customer distribution centers with expected future sales benefits as product mix changes.

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Motorcar Parts of America, Inc.
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Net income for the fiscal 2022 second quarter was $3.7 million, or $0.19 per diluted share, compared with $15.2 million, or $0.78 per diluted share, a year ago.  Details of items impacting net income totaling $0.49 per diluted share are shown in Exhibit 1.

“Net sales and profitability for the fiscal second quarter benefitted from continued strong demand for non-discretionary aftermarket parts, notwithstanding global supply chain challenges and disruptions that restrained our record sales performance. The company’s ongoing success continues to benefit from our multi-year strategic footprint expansion, with additional efficiencies expected to be realized moving forward,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America.

He emphasized that the company has instituted price increases to mitigate ongoing freight and supply chain cost increases, and that the demand outlook continues to be strong.  Joffe noted that the gross margins for the quarter only reflect a small portion of the price increases.

“In addition, our presence in the electric vehicle market is continuing to gain momentum -- driven by increasing demand for battery power emulation, testing and development of inverters, electric motors, and high-speed battery-charging station applications offered by our wholly owned D&V subsidiary,” Joffe added.

Gross profit and operating expenses for the fiscal second quarter continued to be impacted by COVID-19 expenses related to safety, health initiatives, inefficiencies in the supply chain and incrementally higher freight costs totaling approximately $6.0 million on a pre-tax basis, or $0.23 per share on a tax-effected basis.

Net cash used in operating activities was $19.6 million for the fiscal 2022 second quarter and net debt was $120.6 million at September 30, 2021 compared with $97.6 million at June 30, 2021, reflecting working capital requirements to support the record sales for the quarter and inventory increases for anticipated business growth.

Gross profit for the fiscal 2022 second quarter was $36.0 million compared with $39.7 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2022 second quarter was 20.5 percent compared with 25.7 percent a year earlier.  Gross margin was primarily impacted by higher costs related to COVID-19; brake caliper start-up costs and other product relocation expenses related to the expansion in Mexico; and other items, including non-cash and non-economic expenses totaling 5.1 percent, as detailed in Exhibit 3 of the press release.  In addition to the above items, gross profit was further impacted by growth initiatives in connection with the expansion of the company’s new product lines, and inflationary costs related to the global pandemic, especially disruptions with worldwide supply chain and logistics services.

Six-Month Results

Net sales for the fiscal 2022 six-month period increased 29.8 percent to $324.6 million from $250.1 million a year earlier, and 25.1 percent from the pre-COVID-19 fiscal six-month period two years ago.  Net sales for the six months ended September 30, 2021 included $13.7 million in core revenue compared with $12.8 million in the prior-year period, as discussed above.

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Motorcar Parts of America, Inc.
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Net income for the fiscal 2022 six-month period was $4.5 million, or $0.23 per diluted share, compared with net income of $12.2 million, or $0.63 per diluted share, a year ago. Details of items impacting net income totaling $0.88 per diluted share are shown in Exhibit 2.

Net cash used in operating activities was $24.3 million during the six months ended September 30, 2021, and net debt was $120.6 million at September 30, 2021 compared with $88.9 million at March 31, 2021, reflecting working capital requirements to support the record sales for the six-month period and inventory increases for anticipated business growth.

Gross profit for the fiscal 2022 six-month period was $59.5 million compared with $53.1 million a year earlier.  Gross profit as a percentage of net sales for the fiscal 2022 six-month period was 18.3 percent compared with 21.2 percent a year earlier.  Details of items impacting gross profit as a percentage of net sales totaling 5.9 percent are shown in Exhibit 4.

Use of Non-GAAP Measure

This press release includes the following non-GAAP measure - EBITDA, which is not a measure of financial performance under GAAP and should not be considered as an alternative to net income as a measure of financial performance.  The company believes this non-GAAP measure, when considered together with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to the company’s results of operations.  However, this non-GAAP measure has significant limitations in that it does not reflect all the costs and other items associated with the operation of the company’s business as determined in accordance with GAAP.  In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.  Therefore, investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, measures of financial performance in accordance with GAAP.  For a reconciliation of EBITDA to its corresponding GAAP measures, see the financial tables included in this press release.  Also, refer to our Form 8-K to which this release is attached, and other filings we make with the SEC, for further information regarding these measures.

Teleconference and Web Cast

Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations.

The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (833)-968-1924 (domestic) or (825)-312-2355 (international).  For those who are not available to listen to the live broadcast, the call will be archived on Motorcar Parts of America’s website www.motorcarparts.com.  A telephone playback of the conference call will also be available from approximately 1:00 p.m. Pacific time on November 9, 2021 through 8:59 p.m. Pacific time on November 16, 2021 by calling (800)-585-8367 (domestic) or (416)-621-4642 (international) and using access code: 9954318.

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Motorcar Parts of America, Inc.
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About Motorcar Parts of America, Inc.

Motorcar Parts of America, Inc. is a remanufacturer, manufacturer, and distributor of automotive aftermarket parts -- including alternators, starters, wheel bearings and hub assemblies, brake calipers, brake master cylinders, brake power boosters, turbochargers, and diagnostic testing equipment utilized in imported and domestic passenger vehicles, light trucks, and heavy-duty applications.  Its products are sold to automotive retail outlets and the professional repair market throughout the United States, Canada, and Mexico, with facilities located in California, New York, Mexico, Malaysia, China and India, and administrative offices located in California, Tennessee, Mexico, Singapore, Malaysia, and Canada. In addition, the company’s electrical vehicle subsidiary designs and manufactures testing solutions for performance, endurance, and production of multiple components in the electric power train – providing simulation, emulation, and production applications for the electrification of both automotive and aerospace industries, including electric vehicle charging systems.  Additional information is available at www.motorcarparts.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors.  Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2021 and in its Forms 10-Q filed with the SEC for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.

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(Financial tables follow)

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020

Net sales	$175,548,000	$154,730,000	$324,582,000	$250,086,000
Cost of goods sold	139,597,000	115,004,000	265,060,000	196,973,000
Gross profit	35,951,000	39,726,000	59,522,000	53,113,000
Operating expenses:
General and administrative	14,465,000	12,518,000	26,951,000	24,205,000
Sales and marketing	5,520,000	4,326,000	10,888,000	8,526,000
Research and development	2,495,000	1,972,000	4,996,000	3,914,000
Foreign exchange impact of lease liabilities and forward contracts	3,917,000	(3,985,000)	1,384,000	(8,802,000)
Total operating expenses	26,397,000	14,831,000	44,219,000	27,843,000
Operating income	9,554,000	24,895,000	15,303,000	25,270,000
Interest expense, net	3,620,000	3,614,000	7,561,000	8,023,000
Income before income tax expense	5,934,000	21,281,000	7,742,000	17,247,000
Income tax expense	2,251,000	6,097,000	3,198,000	5,075,000
Net income	$3,683,000	$15,184,000	$4,544,000	$12,172,000
Basic net income per share	$0.19	$0.80	$0.24	$0.64
Diluted net income per share	$0.19	$0.78	$0.23	$0.63
Weighted average number of shares outstanding:
Basic	19,135,356	19,022,414	19,094,904	18,999,461
Diluted	19,619,774	19,345,311	19,638,045	19,289,765

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2021	March 31, 2021
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$17,911,000	$15,523,000
Short-term investments	2,072,000	1,652,000
Accounts receivable — net	60,663,000	63,122,000
Inventory	330,494,000	302,913,000
Contract assets	32,329,000	26,940,000
Prepaid expenses and other current assets	12,952,000	12,706,000
Total current assets	456,421,000	422,856,000
Plant and equipment — net	51,236,000	53,854,000
Operating lease assets	84,576,000	71,513,000
Long-term deferred income taxes	19,861,000	19,381,000
Long-term contract assets	305,991,000	270,213,000
Goodwill and intangible assets — net	7,713,000	8,534,000
Other assets	1,414,000	1,531,000
TOTAL ASSETS	$927,212,000	$847,882,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$127,991,000	$152,735,000
Customer finished goods returns accrual	34,539,000	31,524,000
Contract liabilities	49,843,000	41,072,000
Revolving loan	120,000,000	84,000,000
Other current liabilities	6,638,000	6,683,000
Operating lease liabilities	6,033,000	6,439,000
Current portion of term loan	3,670,000	3,678,000
Total current liabilities	348,714,000	326,131,000
Term loan, less current portion	14,877,000	16,786,000
Long-term contract liabilities	162,007,000	125,223,000
Long-term deferred income taxes	74,000	73,000
Long-term operating lease liabilities	83,998,000	70,551,000
Other liabilities	7,295,000	7,973,000
Total liabilities	616,965,000	546,737,000
Commitments and contingencies
Shareholders' equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	-	-
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	-	-
Common stock; par value $.01 per share, 50,000,000 shares authorized; 19,172,755 and 19,045,386 shares issued and outstanding at September 30, 2021 and March 31, 2021, respectively	192,000	190,000
Additional paid-in capital	225,170,000	223,058,000
Retained earnings	90,137,000	85,593,000
Accumulated other comprehensive loss	(5,252,000)	(7,696,000)
Total shareholders' equity	310,247,000	301,145,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$927,212,000	$847,882,000

Additional Information and Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the company has included the following additional information and non-GAAP financial measures for the three and six months ended September 30, 2021 and 2020.  Among other things, the company uses such additional information and non-GAAP adjusted financial measures in addition to and together with corresponding GAAP measures to help analyze the performance of its business.
The company believes this information helps provide a more complete understanding of the company's results of operations and the factors and trends affecting the company's business. However, this information should be considered as a supplement to, and not as a substitute for, or superior to, information contained in the company’s financial statements prepared in accordance with GAAP.  In addition, the company’s non-GAAP measures may be calculated differently and are therefore not comparable to similar measures by other companies.

The company defines EBITDA as earnings before interest, taxes, depreciation, and amortization.  A reconciliation of EBITDA to net income is provided below along with information regarding such items.

Items Impacting Net Income for the Three Months Ended September 30, 2021 and 2020	Exhibit 1

	Three Months Ended September 30,
	2021		2020
	$	Per Share	$	Per Share
GAAP net income	$3,683,000	$0.19	$15,184,000	$0.78

Items impacting net income
Core and finished goods premium amortization and new business return accruals	$3,190,000	$0.16	$1,518,000	$0.08
Impact of tariffs	-	-	(2,847,000)	(0.15)
New product line start-up costs and transition expenses (a)	884,000	0.05	4,428,000	0.23
Revaluation - cores on customers' shelves, and gain due to realignment of inventory at customer distribution centers	(3,175,000)	(0.16)	(3,499,000)	(0.18)
Increased expenses related to COVID-19 (b)	6,025,000	0.31	2,048,000	0.11
Share-based compensation expenses and earn-out accruals	1,981,000	0.10	1,200,000	0.06
Foreign exchange impact of lease liabilities and forward contracts	3,917,000	0.20	(3,985,000)	(0.21)
Tax effect (c)	(3,206,000)	(0.16)	284,000	0.01
Total items impacting net income	$9,616,000	$0.49	$(853,000)	$(0.04)

(a) For the three-months ended September 30, 2021, consists of $797,000 included in cost of goods sold and $87,000 included in operating expenses.
For the three-months ended September 30, 2020, consists of $4,054,000 included in cost of goods sold and $374,000 included in operating expenses.
(b) For the three-months ended September 30, 2021, consists of higher expenses due to COVID-19 of $5,452,000 impacting gross profit (primarily related to increased freight costs) and $573,000 included in operating expenses. For the three-months ended September 30, 2020, consists of higher expenses due to COVID-19 of $1,533,000 impacting gross profit and $515,000 included in operating expenses.
(c) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.

Items Impacting Net Income for the Six Months Ended September 30, 2021 and 2020	Exhibit 2

	Six Months Ended September 30,
	2021		2020
	$	Per Share	$	Per Share
GAAP net income	$4,544,000	$0.23	$12,172,000	$0.63

Items impacting net income
Core and finished goods premium amortization and new business return accruals	$5,867,000	$0.30	$3,048,000	$0.16
Impact of tariffs	-	-	(2,847,000)	(0.15)
New product line start-up costs and transition expenses (a)	3,067,000	0.16	8,014,000	0.42
Revaluation - cores on customers' shelves, and gain due to realignment of inventory at customer distribution centers	(2,191,000)	(0.11)	(2,115,000)	(0.11)
Increased expenses related to COVID-19 (b)	11,322,000	0.58	4,343,000	0.23
Share-based compensation expenses and earn-out accruals	3,524,000	0.18	2,236,000	0.12
Foreign exchange impact of lease liabilities and forward contracts	1,384,000	0.07	(8,802,000)	(0.46)
Tax effect (c)	(5,743,000)	(0.29)	(969,000)	(0.05)
Total items impacting net income	$17,230,000	$0.88	$2,908,000	$0.15

(a) For the six-months ended September 30, 2021, consists of $2,744,000 included in cost of goods sold and $323,000 included in operating expenses.
For the six-months ended September 30, 2020, consists of $7,355,000 included in cost of goods sold and $659,000 included in operating expenses.
(b) For the six-months ended September 30, 2021, consists of higher expenses due to COVID-19 of $10,213,000 impacting gross profit (primarily related to increased freight costs) and $1,109,000 included in operating expenses. For the six-months ended September 30, 2020, consists of higher expenses due to COVID-19 of $3,373,000 impacting gross profit and $970,000 included in operating expenses.
(c) Tax effect is calculated by applying an income tax rate of 25.0% to items listed above; this rate may differ from the period's actual income tax rate.

Items Impacting Gross Profit for the Three Months Ended September 30, 2021 and 2020	Exhibit 3

	Three Months Ended September 30,
	2021		2020
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$35,951,000	20.5%	$39,726,000	25.7%

Items impacting gross profit
Core and finished goods premium amortization and new business return accruals	$3,190,000	1.8%	$1,518,000	1.0%
Impact of tariffs	-	-	(2,847,000)	-1.8%
New product line start-up costs and transition expenses	797,000	0.5%	4,054,000	2.6%
Revaluation - cores on customers' shelves, and gain due to realignment of inventory at customer distribution centers (a)	(3,175,000)	-0.3%	(3,499,000)	-0.2%
Increased expenses related to COVID-19	5,452,000	3.1%	1,533,000	1.0%
Total items impacting gross profit	$6,264,000	5.1%	$759,000	2.5%

(a) gross margin reflecting impact to net sales and cost of goods sold

Items Impacting Gross Profit for the Six Months Ended September 30, 2021 and 2020	Exhibit 4

	Six Months Ended September 30,
	2021		2020
	$	Gross Margin	$	Gross Margin
GAAP gross profit	$59,522,000	18.3%	$53,113,000	21.2%

Items impacting gross profit
Core and finished goods premium amortization and new business return accruals	$5,867,000	1.8%	$3,048,000	1.2%
Impact of tariffs	-	-	(2,847,000)	-1.1%
New product line start-up costs and transition expenses	2,744,000	0.8%	7,355,000	2.9%
Revaluation - cores on customers' shelves, and gain due to realignment of inventory at customer distribution centers (a)	(2,191,000)	0.1%	(2,115,000)	0.2%
Increased expenses related to COVID-19	10,213,000	3.1%	3,373,000	1.3%
Total items impacting gross profit	$16,633,000	5.9%	$8,814,000	4.6%

(a) gross margin reflecting impact to net sales and cost of goods sold

Items Impacting EBITDA for the Three and Six Months Ended September 30, 2021 and 2020	Exhibit 5

	Three Months Ended September 30,		Six Months Ended September 30,
	2021	2020	2021	2020
GAAP net income	$3,683,000	$15,184,000	$4,544,000	$12,172,000
Interest expense, net	3,620,000	3,614,000	7,561,000	8,023,000
Income tax expense	2,251,000	6,097,000	3,198,000	5,075,000
Depreciation and amortization	3,219,000	2,682,000	6,364,000	5,233,000
EBITDA	$12,773,000	$27,577,000	$21,667,000	$30,503,000

Items impacting EBITDA
Core and finished goods premium amortization and new business return accruals	$3,190,000	$1,518,000	$5,867,000	$3,048,000
Impact of tariffs	-	(2,847,000)	-	(2,847,000)
New product line start-up costs and transition expenses (a)	820,000	4,318,000	2,836,000	7,814,000
Revaluation - cores on customers' shelves, and gain due to realignment of inventory at customer distribution centers	(3,175,000)	(3,499,000)	(2,191,000)	(2,115,000)
Increased expenses related to COVID-19	6,025,000	2,048,000	11,322,000	4,343,000
Share-based compensation expenses and earn-out accruals	1,981,000	1,200,000	3,524,000	2,236,000
Foreign exchange impact of lease liabilities and forward contracts	3,917,000	(3,985,000)	1,384,000	(8,802,000)
Total items impacting EBITDA	$12,758,000	$(1,247,000)	$22,742,000	$3,677,000

(a) Excludes depreciation, which is included in the depreciation and amortization line item.